Beaverton, Oregon (Business Wire) – April 30, 2003 – Wilshire Financial Services Group Inc. (OTCBB:WFSG) announced today that Bruce A. Weinstein has resigned his positions as Executive Vice President, Chief Financial Officer and director of WFSG and its wholly-owned subsidiary, First Bank of Beverly Hills, FSB. Stephen P. Glennon, WFSG’s Chief Executive Officer, has assumed the position of interim Chief Financial Officer.

“Bruce Weinstein played a pivotal role in bringing to fruition WFSG’s successful turnaround. On behalf of the Company and its Board of Directors, we thank Bruce for his dedicated service and accomplishments and wish him all the best in his new endeavors.”…said Stephen P. Glennon, CEO.